Exhibit 99

              HMN Financial, Inc. Announces Fourth Quarter Results

    ROCHESTER, Minn.--(BUSINESS WIRE)--Jan. 22, 2004--HMN Financial, Inc. (Nasdaq:HMNF):

    Fourth Quarter Highlights

    -- Net income of $2.1 million, up $1.0 million over fourth quarter of 2002

    -- Diluted earnings per share of $0.53, up $0.25 over the fourth quarter of 2002

    -- Commercial and consumer loan portfolios up $43 million in fourth quarter of 2003

    -- Net interest margin up 30 basis points from the fourth quarter of 2002

    -- Net interest income up $1.4 million, or 25.6%, over the fourth quarter of 2002

    Annual Highlights

    --  Record net income of $8.6 million, up $3.3 million over 2002

    --  Diluted earnings per share of $2.16, up $0.84 over 2002

    --  Commercial and consumer loan portfolios up $148 million in
        2003

    --  Net interest margin up 12 basis points over 2002

    --  Gain on sales of loans up $2.2 million, or 70.3%, over 2002

    --  Net interest income up $3.1 million, or 14.3%, over 2002




EARNINGS SUMMARY           Three Months Ended    Twelve Months Ended
                              December 31,           December 31,
                            2003      2002         2003      2002
                          --------------------   --------------------
Net income               $2,145,198 1,137,780   $8,605,247 5,265,656
Diluted earnings per
 share                   $     0.53      0.28   $     2.16      1.32
Return on average assets       1.03      0.62 %       1.10      0.74 %
Return on average equity      10.45      5.81 %      10.85      6.94 %
Tangible book value per
 share                   $    16.23     15.68   $    16.23     15.68


    HMN Financial, Inc. (HMN) (Nasdaq:HMNF), the $866 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $2.1 million for the fourth quarter of 2003, up $1.0 million, or 88.5%, from net income of $1.1 million for the fourth quarter of 2002. Diluted earnings per common share for the fourth quarter of 2003 were $0.53, up $0.25, from $0.28 for the fourth quarter of 2002.

    Fourth Quarter Results

    Net Interest Income

    Net interest income increased by $1.4 million, or 25.6%, to $6.8 million from $5.4 million for the fourth quarter of 2002. Interest income was $11.9 million for the fourth quarter of 2003, an increase of $1.3 million, or 12.7%, from $10.6 million for the same period in 2002. Interest income increased primarily due to the increase in interest-earning assets and because of a change in the mix of assets between the periods. The increase in interest-earning assets was caused primarily by the $148 million increase in commercial and consumer loans between the periods. The increase in interest income on commercial and consumer loans was partially offset by lower income in the investment and single-family loan portfolios due to a decrease in the outstanding balances and lower interest rates of these assets between the periods. Interest expense was $5.2 million for the fourth quarter of 2003, a decrease of $37,000, or 0.7%, from $5.2 million for the fourth quarter of 2002. Interest expense declined primarily due to a decrease in the interest rates paid on deposits and Federal Home Loan Bank advances and because of the $56 million increase in the outstanding average balances of checking and money market accounts between the periods, which generally have lower interest rates than other deposit accounts.

    Provision for Loan Losses

    The provision for loan losses was $710,000 for the fourth quarter of 2003, an increase of $135,000, or 23.5%, from $575,000 for the fourth quarter of 2002. The provision for loan losses increased primarily due to the $43 million in growth that was experienced in the commercial and consumer loan portfolios during the fourth quarter of 2003. Commercial and consumer loans generally require a larger provision due to the greater inherent credit risk of these loans. Total non-performing assets were $5.0 million at December 31, 2003, an increase of $131,000, or 2.7%, from the $4.9 million in non-performing assets at December 31, 2002. Non-performing loans increased by $1.2 million, non-performing other assets decreased by $656,000, and foreclosed and repossessed assets decreased by $395,000 between the periods.

    Non-Interest Income and Expense

    Non-interest income was $1.9 million for the fourth quarter of 2003, an increase of $483,000, or 34.1%, from $1.4 million for the fourth quarter of 2002. Non-interest income increased by $525,000 between the periods due to an increase in earnings from limited partnership investments primarily because HMN's investment in a limited partnership that invested in mortgage servicing rights was dissolved in the second quarter of 2003. Fees and service charges increased by $181,000 between the periods due to an overdraft protection program that was implemented during the second quarter of 2003 and because of increases in the number of deposit accounts and the fees charged. Mortgage servicing fees increased $89,000 between the periods due to the increased size of the servicing portfolio. Other income increased by $102,000 between the periods primarily because of the decreased losses recognized on the sale of foreclosed and repossessed assets and increased sales of uninsured investment products. Gain on sale of loans decreased by $455,000 due to the decreased mortgage loan activity in the fourth quarter of 2003 when compared to the same period in 2002.
    Non-interest expense was $4.9 million for the fourth quarter of 2003, an increase of $307,000, or 6.6%, from $4.6 million for the fourth quarter of 2002. The increase was primarily due to an increase of $277,000 in compensation and benefit costs due to additional employees and annual payroll cost increases. Occupancy expense increased by $126,000 between the periods primarily because of the increased costs associated with maintaining additional facilities. Data processing expense decreased $46,000 due to the renegotiation of a service contract with a third party provider. Other expenses decreased by $57,000 between the periods primarily due to decreased costs caused by the lower mortgage loan activity. Income tax expense increased by $412,000 between the periods due to increased taxable income.

    Return on Assets and Equity

    Return on average assets for the fourth quarter of 2003 was 1.03%, compared to 0.62% for the fourth quarter of 2002. Return on average equity was 10.45% for the fourth quarter of 2003, compared to 5.81% for the same quarter in 2002. Tangible book value per common share at December 31, 2003 was $16.23, compared to $15.68 at December 31, 2002.

    Annual Results

    Net Income

    Net income was $8.6 million for the year ended December 31, 2003, an increase of $3.3 million, or 63.4%, compared to $5.3 million for the year ended December 31, 2002. Diluted earnings per common share for the year ended December 31, 2003 were $2.16, up $0.84, or 63.6%, from $1.32 for the year ended December 31, 2002.

    Net Interest Income

    Net interest income increased by $3.1 million, or 14.3%, to $24.6 million from $21.5 million in 2002. Interest income was $44.9 million for the year ended December 31, 2003, an increase of $2.0 million from $42.9 million for the same period in 2002. Interest income increased primarily because of an increase in interest-earning assets and because of a change in the mix of assets between the periods. The increase in interest-earning assets was caused primarily by the $148 million increase in the commercial and consumer loan portfolios between the periods. These portfolios represented 61.3% of HMN's outstanding loans at December 31, 2003. The increase in interest-earning assets completely offset the decrease in the interest rates earned on the assets between the periods. Interest expense was $20.3 million for the year ended December 31, 2003, a decrease of $1.0 million, or 4.7%, from the $21.3 million for the same period in 2002. Interest expense declined primarily because of a decrease in the rates paid on deposits and Federal Home Loan Bank advances and because of a $45 million increase in the outstanding average balances of checking and money market accounts between the periods, which generally have lower interest rates than other deposit accounts.

    Provision for Loan Losses

    The provision for loan losses was $2.6 million for the year ended December 31, 2003, an increase of $234,000, or 9.8%, from $2.4 million in 2002. The provision for loan losses increased primarily because of the additional growth experienced in the commercial and consumer loan portfolios during 2003 when compared to 2002. Commercial and consumer loans generally require a larger provision due to the greater inherent credit risk of these loans. Total non-performing assets were $5.0 million at December 31, 2003, an increase of $131,000, or 2.7%, from the $4.9 million in non-performing assets at December 31, 2002. Non-performing loans increased by $1.2 million, non-performing other assets decreased by $656,000, and foreclosed and repossessed assets decreased by $395,000 between the periods.

    Non-Interest Income and Expense

    Non-interest income was $10.3 million for the year ended December 31, 2003, an increase of $4.4 million, or 74.6%, from $5.9 million for the same period in 2002. Non-interest income increased by $2.2 million due to increased gains on the sale of single-family loans. Low mortgage rates during 2003 resulted in higher loan originations than in 2002 as consumers took advantage of the low interest rates to purchase a home or refinance their existing home mortgage. The majority of the single-family loans originated in 2003 were sold in the secondary mortgage market. Gains on the sale of securities increased by $852,000 between the periods as investments were sold to fund a portion of the consumer and commercial loan growth that was experienced during 2003. Fee and service charge income increased by $581,000 between the periods due to an increase in the fees charged, the services offered, and the number of deposit accounts maintained. Mortgage servicing fees increased by $283,000 due to the increased size of the servicing portfolio. Losses from limited partnerships decreased by $416,000 between the years primarily because HMN's investment in a limited partnership that invested in mortgage servicing rights was dissolved in the second quarter of 2003.
    Non-interest expense was $19.7 million for the year ended December 31, 2003, an increase of $1.8 million, or 10.1%, from $17.8 million for the same period in 2002. The increase was primarily the result of an $817,000 increase in the amortization of mortgage servicing rights caused by the large number of loan prepayments in 2003. Compensation and benefits expense increased by $663,000 primarily because of a separation agreement with a former executive officer, additional employees and annual payroll cost increases. Occupancy expense increased by $314,000 due to the increased number of facilities maintained during 2003. Income tax expense was $4.0 million for the year ended December 31, 2003, an increase of $1.9 million, or 92.3%, compared to $2.1 million for the same period in 2002. The increase in income tax expense is primarily due to an increase in taxable income.

    Return on Assets and Equity

    Return on average assets for the year ended December 31, 2003 was 1.10%, compared to 0.74% for the same period in 2002. Return on average equity was 10.85% for the year ended December 31, 2003, compared to 6.94% for the same period in 2002.

    President's Statement

    "We continue to execute our business plan by changing the mix of our assets and liabilities to improve net interest margin and increase core earnings," said HMN President Michael McNeil. "This strategy along with the growth that we experienced were significant factors in improving net interest income by $3.1 million and earnings by $3.3 million during 2003."

    General Information

    HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. The Bank operates nine full service offices in southern Minnesota located in Albert Lea, Austin, LaCrescent, Rochester, Spring Valley and Winona and two full service offices in Iowa located in Marshalltown and Toledo. Home Federal Savings Bank also operates loan origination offices located in Stewartville, Lake City, Byron and St. Cloud, Minnesota and in Cresco and West Des Moines, Iowa. Eagle Crest Capital Bank, a division of Home Federal Savings Bank, operates branches in Edina and Rochester, Minnesota.

    Safe Harbor Statement

    This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to those relating to HMN's financial expectations for earnings and revenues. A number of factors could cause actual results to differ materially from HMN's assumptions and expectations. These factors include possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines. Additional factors that may cause actual results to differ from HMN's assumptions and expectations include those set forth in HMN's most recent filings with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.




                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
                             (unaudited)

----------------------------------------------------------------------
                                             December 31, December 31,
                                                2003         2002
----------------------------------------------------------------------

                  Assets
Cash and cash equivalents.................. $ 30,496,823   27,729,007
Securities available for sale:
   Mortgage-backed and related securities
    (amortized cost $13,707,005 and
    $51,677,294)...........................   13,048,718   51,895,832
    Other marketable securities (amortized
     cost $91,035,285 and $67,282,379).....   91,615,047   69,501,417
                                             ------------ ------------
                                             104,663,765  121,397,249
                                             ------------ ------------

Loans held for sale........................    6,542,824   15,126,509
Loans receivable, net......................  688,951,119  533,905,652
Accrued interest receivable................    3,462,221    3,050,636
Real estate, net...........................       73,271      426,691
Federal Home Loan Bank stock, at cost......   10,004,400   11,880,500
Mortgage servicing rights, net.............    3,447,843    2,691,031
Premises and equipment, net................   12,110,151   12,875,816
Investment in limited partnerships.........      617,042      862,666
Goodwill...................................    3,800,938    3,800,938
Core deposit intangible....................      447,474      561,331
Prepaid expenses and other assets..........    1,818,156    3,214,792
                                             ------------ ------------
    Total assets........................... $866,436,027  737,522,818
                                             ============ ============


   Liabilities and Stockholders' Equity
Deposits................................... $551,687,995  432,951,462
Federal Home Loan Bank advances............  203,900,000  218,300,000
Accrued interest payable...................      766,837      849,427
Customer escrows...........................   22,457,671      707,213
Accrued expenses and other liabilities.....    6,952,600    7,614,406
Deferred tax liabilities...................       26,300    1,456,600
                                             ------------ ------------
    Total liabilities......................  785,791,403  661,879,108
                                             ------------ ------------
Commitments and contingencies
Minority interest..........................     (286,433)    (420,846)
Stockholders' equity:
    Serial preferred stock: ($.01 par
     value) Authorized 500,000 shares;
     issued and outstanding shares none....            0            0
    Common stock ($.01 par value):
     Authorized 11,000,000; issued shares
      9,128,662............................       91,287       91,287
Additional paid-in capital.................   57,863,726   58,885,279
Retained earnings, subject to certain
 restrictions..............................   85,364,657   79,660,481
Accumulated other comprehensive income
 (loss)....................................      (50,725)   1,575,577
Unearned employee stock ownership plan
 shares....................................   (4,738,084)  (4,931,385)
Treasury stock, at cost 4,616,010 and
 4,722,856 shares..........................  (57,599,804) (59,216,683)
                                             ------------ ------------
    Total stockholders' equity.............   80,931,057   76,064,556
                                             ------------ ------------
Total liabilities and stockholders' equity. $866,436,027  737,522,818
                                             ============ ============


                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
                             (unaudited)

----------------------------------------------------------------------
                        Three Months Ended      Twelve Months Ended
                           December 31,             December 31,
                         2003        2002         2003        2002
----------------------------------------------------------------------
Interest income:
  Loans receivable.. $11,171,735   9,740,701   41,800,039  38,011,750
  Securities
   available for
   sale:
    Mortgage-backed
     and related....      96,848     206,997      272,253   1,704,248
    Other marketable     543,231     467,524    2,386,590   2,420,317
  Cash equivalents..      30,289      84,105      128,948     382,021
  Other.............      80,270      83,909      349,150     349,214
                      ----------- -----------  ----------- -----------
    Total interest
     income.........  11,922,373  10,583,236   44,936,980  42,867,550
                      ----------- -----------  ----------- -----------

Interest expense:
  Deposits..........   2,835,691   2,645,747   10,274,188  10,949,802
  Federal Home Loan
   Bank advances....   2,329,989   2,557,039   10,014,865  10,345,102
                      ----------- -----------  ----------- -----------
    Total interest
     expense........   5,165,680   5,202,786   20,289,053  21,294,904
                      ----------- -----------  ----------- -----------
    Net interest
     income.........   6,756,693   5,380,450   24,647,927  21,572,646
Provision for loan
 losses.............     710,000     575,000    2,610,000   2,376,000
                      ----------- -----------  ----------- -----------
    Net interest
     income after
     provision for
     loan losses....   6,046,693   4,805,450   22,037,927  19,196,646
                      ----------- -----------  ----------- -----------

Non-interest income:
  Fees and service
   charges..........     691,495     510,841    2,304,090   1,723,117
  Mortgage servicing
   fees.............     281,697     193,143      998,200     715,074
  Securities gains,
   net..............      41,308           0    1,274,537     422,346
  Gain on sales of
   loans............     647,605   1,102,170    5,240,442   3,077,294
  Earnings (losses)
   in limited
   partnerships.....      69,856    (455,410)    (243,305)   (659,378)
  Other.............     166,612      64,598      681,518     596,117
                      ----------- -----------  ----------- -----------
    Total non-
     interest income   1,898,573   1,415,342   10,255,482   5,874,570
                      ----------- -----------  ----------- -----------

Non-interest
 expense:
  Compensation and
   benefits.........   2,283,139   2,006,132    8,675,596   8,012,953
  Occupancy.........   1,024,538     898,834    3,423,745   3,109,548
  Federal deposit
   insurance
   premiums.........      17,686      17,828       72,524      74,108
  Advertising.......     114,820     103,562      392,833     521,898
  Data processing...     237,438     283,168    1,109,098   1,107,248
  Amortization of
   mortgage
   servicing rights,
   net of valuation
   adjustments and
   servicing costs..     276,993     281,174    1,982,337   1,165,762
  Other.............     974,268   1,031,482    3,997,243   3,857,117
                      ----------- -----------  ----------- -----------
    Total non-
     interest
     expense........   4,928,882   4,622,180   19,653,376  17,848,634
                      ----------- -----------  ----------- -----------
    Income before
     income tax
     expense........   3,016,384   1,598,612   12,640,033   7,222,582
Income tax expense..     874,200     461,800    4,037,800   2,099,200
                      ----------- -----------  ----------- -----------
    Income before
     minority
     interest.......   2,142,184   1,136,812    8,602,233   5,123,382
Minority interest...      (3,014)       (968)      (3,014)   (142,274)
                      ----------- -----------  ----------- -----------
    Net income...... $ 2,145,198   1,137,780    8,605,247   5,265,656
                      =========== ===========  =========== ===========
Basic earnings per
 share.............. $      0.55        0.30         2.26        1.40
                      =========== ===========  =========== ===========
Diluted earnings per
 share.............. $      0.53        0.28         2.16        1.32
                      =========== ===========  =========== ===========


                 HMN FINANCIAL, INC. AND SUBSIDIARIES
             Selected Consolidated Financial Information
                             (unaudited)
----------------------------------------------------------------------
                                   Three Months       Twelve Months
SELECTED FINANCIAL DATA:               Ended               Ended
(dollars in thousand, except        December 31        December 31,
 per share data)                   2003     2002       2003    2002
----------------------------------------------------------------------
I.   OPERATING DATA:
      Interest income.........$   11,923     10,583   44,937   42,868
      Interest expense........     5,166      5,203   20,289   21,295
      Net interest income.....     6,757      5,380   24,648   21,573

II.   AVERAGE BALANCES:
       Assets(1)..............   828,995    729,921  781,613  712,066
       Loans receivable, net..   674,561    515,701  615,553  479,157
       Mortgage-backed and
        related securities(1).    15,438     58,930   21,885   63,022
       Interest-earning
        assets(1).............   791,154    690,947  743,892  675,555
       Interest-bearing
        liabilities...........   744,713    644,678  697,539  628,264
       Equity(1)..............    81,412     77,673   79,324   75,880

III. PERFORMANCE RATIOS: (1)
       Return on average
        assets (annualized)...      1.03%      0.62%    1.10%    0.74%
       Interest rate spread
        information:
          Average during
           period.............      3.23       2.88     3.13     2.96
          End of period.......      3.19       3.08     3.19     3.08
       Net interest margin....      3.39       3.09     3.31     3.19
       Ratio of operating
        expense to average
        total assets
        (annualized)..........      2.36       2.51     2.51     2.51
       Return on average
        equity (annualized)...     10.45       5.81    10.85     6.94
       Efficiency.............     56.95      68.02    56.31    65.03
                               ----------------------
                                 Dec 31,    Dec 31,
                                  2003       2002
                              -----------------------
IV.  ASSET QUALITY :
       Total non-performing
        assets................$    5,038      4,907
       Non-performing assets
        to total assets.......      0.58%      0.67%
       Total non-performing
        loans.................     4,689      3,507
       Non-performing loans to
        total loans
        receivable, net.......      0.68%      0.66%
       Allowance for loan
        losses................$    6,940      4,824
       Allowance for loan
        losses to total assets      0.80%      0.65%
       Allowance for loan
        losses to total loans
        receivable, net.......      1.01       0.90
       Allowance for loan
        losses to non-
        performing loans......    147.99     137.54

V.   BOOK VALUE PER SHARE:
       Book value per share...$    17.93      17.28
       Tangible book value per
        share.................     16.23      15.68
                              -----------------------

                               Year Ended Year Ended
                                 Dec 31,    Dec 31,
                                   2003       2002
                              -----------------------
VI.  CAPITAL RATIOS :
       Stockholders' equity to
        total assets, at end
        of period.............      9.34%     10.31%
       Average stockholders'
        equity to average
        assets(1).............     10.15      10.66
       Ratio of average
        interest-earning
        assets to average
        interest-bearing
        liabilities(1)........    106.65     107.53
                              -----------------------
                                 Dec 31,    Dec 31,
                                  2003       2002
                              -----------------------
VII. EMPLOYEE DATA:
       Number of full time
        equivalent employees..       203        195
----------------------------------------------------------------------


    (1) Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.


    CONTACT: HMN Financial, Inc., Rochester
             Michael McNeil, 507-535-1202